Exhibit 8.1

	Subsidiary	Country of Incorporation

1.	Annino Dairy Plant	Russian Federation
2.	Atamanskoe Farm	Russian Federation
4.	Anashensk Creamery	Russian Federation
3.	Angarsky Dairy Plant	Russian Federation
4.	Bishkek Dairy Plant	Kyrgyz Republic
5.	Buryn Powder Milk Plant	Ukraine
6.	Bolsherechensk Dairy Plant	Russian Federation
7.	Butakovskoe	Russian Federation
8.	Dari Valdai	Russian Federation
9.	Essentuki Mineral Water Plant at CMW (Caucasian Mineral Waters)	Russian Federation
10.	Foods Production CJSC	Russian Federation
11.	Fruit Rivers	Russian Federation
12.	Fruktola	Russian Federation
13.	Geyser	Russian Federation
14.	Grande-V	Russian Federation
15.	Gulkevichy Dairy Plant	Russian Federation
16.	Karasuk Dairy Plant	Russian Federation
17.	Khabarovsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
18.	Kharkov Dairy Plant	Ukraine
19.	Krutinsky Creamery	Russian Federation
20.	Kutuliksky Creamery	Russian Federation
21.	Lianozovsky CJSC	Russian Federation
22.	Manros-M	Russian Federation
23.	Moloko Veidelevki	Russian Federation
24.	Municipal Guard Agency	Russian Federation
25.	Nectarin	Russian Federation
26.	Obninsk Dairy Plant	Russian Federation
27.	Ochakovo Dairy Plant	Russian Federation
28.	Pavlogradsky Dairy plant	Russian Federation
29.	Plemzavod Za Mir and Trud	Russian Federation
30.	Podmoskovnoye Moloko	Russian Federation
31.	Predgorye	Russian Federation
32.	PTG WBD	Russian Federation
33.	Ramensk Juices	Russian Federation
34.	Ramensk Milk	Russian Federation
35.	Roselectrocenter	Russian Federation
36.	Siberian Juices	Russian Federation
37.	Subsidiary Enterprise Wimm-Bill-Dann	Ukraine
38.	SP Julia	Russian Federation
39.	Surgut Dairy Plant	Russian Federation
40.	Trade Company Wimm-Bill-Dann	Russian Federation
41.	Trud OJSC	Russian Federation
42.	Tuymazinskiy Dairy Plant	Russian Federation
43.	Va-Bank 2000	Russian Federation
44.	Valdai Springs Water Plant	Russian Federation
45.	Vitafruit	Russian Federation
46.	Vitamol-M	Russian Federation
47.	Wimm-Bill-Dann	Russian Federation
48.	Wimm-Bill-Dann Beverages	Russian Federation
49.	Wimm-Bill-Dann Ukraine	Ukraine
50.	Wimm-Bill-Dann Israel	Israel
51.	Wimm-Bill-Dann Mineral Water	Russian Federation
52.	Wimm-Bill-Dann Netherlands B.V.	Netherlands
53.	Wimm-Bill-Dann Tashkent	Republic of Uzbekistan
54.	Wimm-Bill-Dann Central Asia—Almaty	Republic of Kazakhstan
55.	Wimm-Bill-Dann Preobritatel	Russian Federation
56.	Urals Dairy Trade House Wimm-Bill-Dann	Russian Federation
57.	Zavety Ilyicha	Russian Federation